UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2005

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4643 South Ulster Street, Suite 1300 Denver, CO 80237

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of November 15, 2005, the Board of Directors approved a policy for the personal use of the aircraft owned by Liberty Global, Inc. or its subsidiaries by members of our Board of Directors, our Chief Executive and certain of our executive officers (collectively, the "Personal Users"). The policy requires each Personal User to lease the corporate aircraft for personal use pursuant to an Aircraft Time Sharing Agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to the maximum established under the Federal Aviation Administration rules. Incremental costs may include fuel, oil, lubricants and other additives, hanger and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage costs, ground transportation, de-icing fees and flight planning and weather contract services.

A form of the Aircraft Time Sharing Agreement is attached as an exhibit and is incorporated by reference. The Agreement is for a term of one year and automatically renews monthly thereafter until terminated by either party upon 30 days prior notice.

Notwithstanding the policy or the agreement, we and our flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons.

Item 9.01

(c) Exhibits.

Exhibit No. Name

99.1 Personal Usage of Aircraft Policy

99.2 Form of Aircraft Time Sharing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.

By: _/s/ Elizabeth M. Markowski_

Elizabeth M. Markowski

Senior Vice President, Secretary and

General Counsel

Date: November 21, 2005

EXHIBIT INDEX

Exhibit No. Name

99.1 Personal Usage of Aircraft Policy

99.2 Form of Aircraft Time Sharing Agreement